Exhibit 99.1

Premier Exhibitions Acquires AEI

Combination Creates the World’s Leading Touring Exhibition Provider

ATLANTA, GA – April 23, 2012 – Premier Exhibitions, Inc. (Nasdaq: PRXI), a leading presenter of touring exhibitions around the world, announced today that it has acquired the assets of Arts & Exhibitions International (AEI), a major presenter of touring and museum exhibitions.

AEI is a subsidiary of Los Angeles-based live entertainment and concert tour presenter AEG Live. The exhibitions acquired by Premier include: Tutankhamun: The Golden King and the Great Pharaohs, Cleopatra: The Search for the Last Queen of Egypt, Real Pirates in partnership with National Geographic, and AMERICA I AM: the African American Imprint presented with broadcaster Tavis Smiley.

“The purchase of the AEI exhibition business is an additional step in our previously announced strategic restructuring. The transaction further positions the Company to maximize the value of its exhibition business after the completion of a Titanic sale transaction,” said Samuel Weiser, Premier’s interim president and chief executive officer.

Premier said the transaction is non-dilutive with respect to current shareholders’ interest in Premier’s Titanic assets.

Under the terms of the transaction, Premier’s exhibition subsidiary has acquired substantially all of AEI’s assets, including new content opportunities, in exchange for a promissory note to be repaid solely out of the revenues from the AEI properties being acquired. Due to the non-recourse nature of the promissory note, no proceeds from the eventual sale of the Titanic assets are required to retire the note. AEG Live will also receive a 10% equity interest in Premier Exhibition Management, LLC, Premier’s exhibition operating subsidiary, in connection with the transaction. The transaction is expected to be immediately accretive to Premier’s earnings and requires no upfront cash outlay by Premier.

“The acquisition of AEI creates a powerhouse in the touring exhibition industry. Over nearly twenty years, our exhibits have attracted over 40 million visitors worldwide. Combined with AEI, our exhibition business will be even stronger and more diversified,” said Samuel Weiser.

Berenson & Company LLC acted as the exclusive financial advisor to Premier on the transaction. More detailed information on the transaction will be made available in the Company’s Form 8-K to be filed later this week.

About Premier Exhibitions, Inc.

Premier Exhibitions, Inc. (Nasdaq: PRXI), located in Atlanta, Georgia, is a leading presenter of museum quality exhibitions throughout the world. Premier is a recognized leader in developing and displaying unique exhibitions for education and entertainment including Titanic: The Artifact Exhibition, BODIES.The Exhibition and Dialog in the Dark. Additional information about Premier Exhibitions, Inc. is available at the Company’s Web site at www.prxi.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.

In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “intend,” “expect,” “will,” “anticipate,” “estimate” or “continue” or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions’ most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Premier Exhibitions does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Michael J. Little

Chief Financial Officer and Chief Operating Officer

(404) 842-2600

mlittle@prxi.com